Exhibit 10.1

AGREEMENT AND GENERAL RELEASE

This AGREEMENT AND GENERAL RELEASE (this “Agreement”) is dated as of May 21, 2012 (the “Effective Date”), by and between Hanger Prosthetics & Orthotics, Inc., a Delaware corporation (the “Company”); and Thomas F. Kirk, an individual residing at 801 West Fifth Street, Apartment 2506, Austin, Texas 78703 (“Executive”). The Company and Executive are hereinafter collectively referred to as the “parties.” Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Fifth Amended and Restated Employment Agreement, effective as of January 1, 2012, between the Company and Executive (the “Employment Agreement”).

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.             Subject to Section 6.3 of the Employment Agreement, the parties agree that Executive’s employment with the Company and its affiliates will end upon Executive’s retirement at the close of business on December 31, 2012 (the “Retirement Date”), and that this Agreement sets forth the terms and conditions regarding the cessation of and retirement from Executive’s employment with the Company. Furthermore, Executive recognizes and agrees that this Agreement, which includes the Final Release attached hereto as Exhibit A (as defined herein), sets forth all consideration and/or compensation (e.g., salary, bonus, commission, vacation pay, equity grants under all applicable equity plans) to which Executive is entitled in connection with Executive’s employment with the Company and the cessation thereof and retirement therefrom, and that, except as specifically set forth herein in Paragraphs 2 and 10 and in the Final Release in Paragraph 2 thereof, Executive has no right to any further compensation and/or consideration from the Company, whether pursuant to the Employment Agreement or otherwise. Specifically, all of the provisions of Sections 1, 2, 3 (except Sections 3.1, 3.2, 3.4, 3.5, 3.6 and 3.7, which shall survive through the Retirement Date), 6 (except Sections 6.3 and 6.6, which shall survive through the Retirement Date) and 7 of the Employment Agreement will cease to be in effect as of the Effective Date. All other provisions of the Employment Agreement will remain in effect on and after the Effective Date pursuant to their terms.

2.             The Company agrees to employ Executive and to provide certain payments and benefits to Executive pursuant to the terms and conditions set forth below:

(a)           The Company will use its best efforts to cause the Board of Directors of Hanger Orthopedic Group, Inc. (“Hanger”) to elect Executive to the executive officer position of Vice Chairman of Hanger.

(b)           Between the date Executive executes this Agreement and his Retirement Date, and subject to Section 6.3 of the Employment Agreement, Executive will perform his duties as Vice Chairman of Hanger (as prescribed by the Board of Directors of Hanger) and provide support and assistance as necessary or appropriate for the transition of his former duties as Chief Executive Officer of Hanger and an officer of the applicable direct and indirect subsidiaries of Hanger.

(c)           During the term of this Agreement, the Company will continue Executive’s current salary payments, on their regular schedule, and will continue his current employee benefits during such time, subject to any changes in coverage required by the terms of the applicable employee benefits plan.

(d)           Notwithstanding any contrary provisions in the Employment Agreement or any other document, as a condition for Executive to:

(i)      Be eligible to receive the bonus, if any, provided for in Section 3.2 of the Employment Agreement for the Termination Year (i.e., 2012);  and

(ii)     Receive the benefit payments provided under the Hanger Supplemental Executive Retirement Plan;

Executive must execute on or immediately following Executive’s last day of employment with the Company, and not revoke, the Acknowledgement, Agreement and Final General Release attached hereto as Exhibit A (the “Final Release”).  In connection therewith, and contingent on the effectiveness of the Final Release, the Company shall waive the requirement that Executive provide one (1) year’s advance notice of his expected Retirement Date to permit Executive to retire on December 31, 2012 and still be eligible to receive the bonus payment described in Paragraph (d)(i) hereof.  Such waiver of the one (1) year’s notice requirement for retirement shall not apply for any purpose other than Executive’s eligibility to be paid the 2012 annual bonus, if any.

(e)           Notwithstanding any provision of any equity plans or award agreements thereunder to the contrary:

(i)      No shares of restricted stock granted to Executive shall vest after the Retirement Date; and

(ii)     Executive’s vested stock options may be exercised until, and shall terminate upon, the applicable dates set forth in the option award agreements.

(f)            For purposes of all equity, retirement and benefit plans, and any agreements relating thereto, and notwithstanding any contrary provisions therein, Executive’s employment and service will be deemed to end on the Retirement Date.

3.             In exchange for the Company’s execution of this Agreement and Executive’s receipt of the consideration and benefits set forth in Paragraph 2, 5 and 14 hereof and the release set forth in Paragraph 4 hereof, Executive agrees to and hereby does release and discharge the Company and its parent, subsidiary and affiliated companies, and their respective owners, agents, employees, directors, officers and all their predecessors, successors and assigns (“Hanger Related Parties”), from any and all claims, causes of action, damages, demands and recoveries of any kind, whether known or unknown, which Executive, either individually or in any representative capacity, has or ever has had, or ever in the future may have and which are based on acts or omissions occurring up to and including the date of this Agreement, including, without limitation, any and all claims, causes of action, damages, demands and recoveries arising out of or relating to Executive’s employment with the Company and its affiliates, including, without limitation, the change in his titles, duties and responsibilities and change in the terms of his Employment Agreement, as specified in this Agreement, and the cessation of and/or retirement from such employment; provided that Executive does not waive any claims for workers’

compensation benefits or vested benefits under the Company or Hanger benefit plans, if applicable. Included within the release set forth in the preceding sentence, without limiting its scope, are claims arising under Title VII of the Civil Rights Act of 1964, as amended, or the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), or any other federal, state or local civil rights or employment law and/or contract or tort law. Executive does not waive claims under workers’ compensation laws or that may arise after the date this Agreement is executed. EXECUTIVE UNDERSTANDS THAT THIS AGREEMENT RELEASES ALL CLAIMS BASED ON FACTS OR OMISSIONS OCCURRING ON OR BEFORE THE DATE OF THIS AGREEMENT, EVEN IF EXECUTIVE DOES NOT, AT THE TIME EXECUTIVE SIGNS THIS AGREEMENT, HAVE KNOWLEDGE OF THOSE FACTS OR OMISSIONS.

4.             In exchange for Executive’s execution of this Agreement and the Company’s receipt of the release set forth in Paragraph 3, the Company agrees to and hereby does release and discharge Executive and all of Executive’s predecessors, successors and assigns (“Executive’s Related Parties”), from any and all claims, causes of action, damages, demands and recoveries of any kind, whether known or unknown, which the Company, either individually or in any representative capacity, has, ever has had, or ever in the future may have and which are based on acts or omissions occurring up to and including the date of this Agreement, including, without limitation, any and all claims, causes of action, damages, demands and recoveries arising out of or relating to Executive’s employment with the Company and its affiliates, and the termination thereof and/or retirement therefrom. The Company does not waive claims that may arise after the date this Agreement is executed or any claims arising out of or relating to Executive’s gross negligence, fraud or willful misconduct.

5.             Executive shall be indemnified for the actions (or inactions) taken by Executive in Executive’s capacity as an employee, officer and/or director of the Company and the Hanger Related Parties, as the case may be, as set forth in the Company’s and/or the respective Hanger Related Party’s Certificate of Incorporation, as amended from time to time, and/or Bylaws, as amended from time to time (or such other equivalent documents), all to the extent limited by applicable law.

6.             Executive agrees not to challenge the enforceability of any provision of this Agreement in any court of competent jurisdiction or arbitration, except as to validity under the ADEA. Executive covenants that Executive will not file, nor will Executive voluntarily participate or assist in the prosecution of any legal proceedings against the Company or any Hanger Related Party. Nothing in this Agreement shall prevent Executive’s participation in any legal proceedings against the Company or any Hanger Related Party in compliance with a summons that requires such participation, or Executive’s initiation of or participation in administrative proceedings or investigations of the Equal Employment Opportunity Commission; provided, however, that this Agreement shall prevent Executive from receiving any monetary or financial damages or recoveries from the Company or any Hanger Related Party or reinstatement with the Company in connection with any such proceedings or investigations. Executive represents that Executive has not filed or asserted any claims whatsoever against the Company or any Hanger Related Party.  Executive further represents that Executive is not aware of any conduct by the Company or any Hanger Related Party that may violate any federal, state or local law, rule or regulation.

7.             Executive agrees that Executive has been paid all amounts owed to Executive under the Fair Labor Standards Act (“FLSA”) and that none of Executive’s rights under the FLSA have been violated.  Executive further agrees that Executive has received all time off to which Executive is entitled under the Family and Medical Leave Act (“FMLA”) and that none of Executive’s rights under the FMLA have been violated. Executive agrees that he has not sustained a workplace injury in the two (2) year period prior to the Effective Date.

8.             Executive acknowledges that the consideration provided pursuant to this Agreement is more than was provided to Executive pursuant to the Employment Agreement or is otherwise legally required to be provided and that such consideration is adequate consideration for the agreements and covenants contained herein.

9.             It is understood and agreed by the parties that this is a release from any and all claims covered by this Agreement and that the furnishing of the consideration shall not be deemed or construed as an admission of liability or responsibility at any time for any purpose.

10.           Executive hereby resigns from all officer, director and other positions Executive currently holds with the Company, Hanger and all direct and indirect subsidiaries of Hanger, with the sole exceptions being that Executive shall remain an employee member of the Board of Directors of Hanger through the Retirement Date and a non-employee member thereafter for so long as Executive remains on the Board of Directors of Hanger, and shall, upon election by the Board of Directors of Hanger, accept and remain in the executive office of Vice Chairman through the Retirement Date or his earlier resignation or removal.

11.           Executive acknowledges that Executive was offered the opportunity to consider this Agreement for a period of twenty-one (21) days from the time Executive received it on May 18, 2012, and is hereby advised to review it with an attorney of Executive’s choice.

12.           This Agreement does not become effective until seven (7) days after the date Executive signs this Agreement and provides the Company with an original thereof. Executive can revoke the Agreement at any time during that seven-day period.

13.           Executive hereby confirms Executive’s obligations under Sections 8 and 9 of the Employment Agreement and acknowledges that Executive is bound by such obligations on their terms following the date hereof. Furthermore, Executive agrees not to make any statement, either written or oral, regarding the Company and any Hanger Related Parties which is disparaging to the Company or any Hanger Related Parties, or which has a tendency to harm their reputation by lowering them in the estimation of the community or deterring others from associating or dealing with them, unless required by law.

14.           The Company agrees to cause its and Hanger’s executive officers not to make any statement, either written or oral, regarding Executive which is disparaging to Executive, or which has a tendency to harm Executive’s reputation by lowering Executive in the estimation of the community or deterring others from associating or dealing with Executive, unless required by law.

15.           Since a material purpose of the Employment Agreement and this Agreement is to protect the Company’s investment in Executive and secure the benefits of Executive’s background and general experience in the industry, the parties agree and acknowledge that money damages may not be an adequate remedy for any breach of the provisions of Paragraph 13 or Paragraph 14 hereof. Therefore, in the event of a breach by either party of any of the provisions of Paragraph 13 or Paragraph 14 hereof, the non-breaching party may, in addition to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions of the Employment Agreement and/or this Agreement.

16.           Executive represents that Executive has read this Agreement in its entirety and that Executive has had the opportunity to consult with legal counsel prior to signing this Agreement, and that Executive is fully aware of its contents and of its legal effect.  Executive signs this Agreement of Executive’s own free will and act, without any legal reservations, duress, coercion or undue influence, and it is Executive’s intention that Executive be legally bound hereby.

17.           The parties agree that this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principles.

18.           This Agreement (including Exhibit A attached hereto) and the Employment Agreement (as modified hereby and by the Final Release) incorporate the entire understanding among the parties with respect to the subject matter hereof.  In reaching the agreements in this Agreement, neither party has relied upon any representation or promise, oral or written, except those set forth herein. This Agreement has been duly authorized by the parties, and duly executed on behalf of each party by the duly authorized officers or principals and in the manner required by all laws and regulations applicable to each such entity.

19.           This Agreement may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

20.           This Agreement shall be binding upon and inure solely to the benefit of each party identified herein, and their respective heirs, successors and assigns, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.  The Company may assign this Agreement to any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the business and/or assets of the Company.

21.           In the event any provision of this Agreement or the Employment Agreement shall be held invalid or unenforceable, it shall be deemed modified, only to the extent necessary to make it lawful.  To effect such modification, the said provision shall be deemed deleted, added to and/or rewritten, whichever shall most fully preserve the intentions of the parties as originally expressed herein.

[The next page is the signature page.]

IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.

HANGER PROSTHETICS & ORTHOTICS, INC.

By:	/s/ Thomas E. Hartman
Name: Thomas E. Hartman
Title: Vice President and General Counsel

Witness:		EXECUTIVE:

/s/ George E. McHenry		/s/ Thomas F. Kirk
Name: George E. McHenry		Name: Thomas F. Kirk
Individually

EXHIBIT A

ACKNOWLEDGEMENT, AGREEMENT AND FINAL GENERAL RELEASE

ACKNOWLEDGEMENT, AGREEMENT AND FINAL GENERAL RELEASE

This Acknowledgement, Agreement and Final General Release (“Final Release”) is dated as of December 31, 2012, by and between Thomas F. Kirk, an individual residing at 801 West Fifth Street, Apartment 2506, Austin, Texas 78703 (“Executive”); and Hanger Prosthetics & Orthotics, Inc., a Delaware corporation (the “Company”). The Company and Executive are hereinafter collectively referred to as the “parties.” Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the Fifth Amended and Restated Employment Agreement, effective as of January 1, 2012, between the Company and Executive (the “Employment Agreement”).

In consideration of the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, do hereby agree as follows:

1.             The parties agree that Executive’s employment with the Company and all of its affiliates is ending upon the close of business on December 31, 2012 (the “Retirement Date”), by Executive’s retirement pursuant to Section 6.6 of the Employment Agreement, and that this Final Release, together with the Agreement and General Release, dated as of May 21, 2012 (the “Agreement”), sets forth the terms and conditions regarding the cessation of and retirement from Executive’s employment with the Company. In connection with his retirement, Executive hereby resigns from the office of Vice Chairman of Hanger Orthopedic Group, Inc. (“Hanger”).

2.             The Company agrees to provide certain payments and benefits to Executive pursuant to the terms and conditions set forth below:

a.             Executive will be paid for any unused accrued vacation time and any accrued but unpaid Base Salary as of the Retirement Date.

b.             Provided that Executive does not revoke this Final Release during the seven-day revocation period set forth in Paragraph 11 hereof, Executive will:

i.              Be eligible to receive the bonus, if any, provided for in Section 3.2 of the Employment Agreement for the Termination Year (i.e., 2012);

ii.             Receive the benefit payments provided under the Hanger Supplemental Executive Retirement Plan; and

iii.            Be granted a waiver by the Company of the requirement that Executive provide one (1) year’s advance notice of his expected Retirement Date to permit Executive to retire on December 31, 2012 and still be eligible to receive the bonus payment described in Paragraph b.i. hereof.  Such waiver of the one (1) year’s notice requirement for retirement shall not apply for any purpose other than Executive’s eligibility to be paid the 2012 annual bonus, if any.

c.             If currently enrolled, Executive will be eligible for continued group health coverage under the Consolidated Omnibus Budget Reconciliation Act of 1986, as amended (“COBRA).  This coverage can be continued for up to a maximum of eighteen (18) months, following Executive’s termination date, at 102% of the full group premiums, payable by Executive; provided, however, that for six (6) months following the Retirement Date, the Company hereby agrees to subsidize Executive’s COBRA premium payments such that the amount Executive shall pay on a monthly basis shall equal the amount paid by Executive on a monthly basis immediately prior to the Retirement Date. If the Company’s payment of the portion of Executive’s COBRA premiums is considered taxable compensation to Executive, then the Company shall have the right to deduct any required withholding taxes with respect to such taxable compensation from any other payments owed Executive, or if there are no such payments, Executive shall be required to pay the Company the amount the Company is required to remit as withholding taxes.  In addition, Executive shall have the opportunity to convert Executive’s life insurance coverage by paying the full premiums for such coverage.

3.             In exchange for the Company’s execution of this Final Release and Executive’s receipt of the consideration and benefits set forth in Paragraph 2 hereof and the release set forth in Paragraph 4 hereof, Executive agrees to and hereby does release and discharge the Company and its parent, subsidiary and affiliated companies, and their respective owners, agents, employees, directors, officers and all their predecessors, successors and assigns (“Hanger Related Parties”), from any and all claims, causes of action, damages, demands and recoveries of any kind, whether known or unknown, which Executive, either individually or in any representative capacity, has, ever has had, or ever in the future may have and which are based on acts or omissions occurring up to and including the date of this Final Release, including, without limitation, any and all claims, causes of action, damages, demands and recoveries arising out of or relating to Executive’s employment with the Company and its affiliates, including, without limitation, the cessation of and/or retirement from such employment; provided that Executive does not waive any claims for unemployment compensation or workers’ compensation benefits or any vested benefits under the Company or Hanger benefit plans, if applicable.  Included within the release set forth in the preceding sentence, without limiting its scope, are claims arising under Title VII of the Civil Rights Act of 1964, as amended, the Family Medical Leave Act, or the Age Discrimination in Employment Act of 1967, as amended (“ADEA”), or any other federal, state or local civil rights or employment law and/or contract or tort law. Executive does not waive claims under workers’ compensation laws or that may arise after the date this Final Release is executed.  EXECUTIVE UNDERSTANDS THAT THIS FINAL RELEASE RELEASES ALL CLAIMS BASED ON FACTS OR OMISSIONS OCCURRING ON OR BEFORE THE DATE OF THIS FINAL RELEASE, EVEN IF EXECUTIVE DOES NOT, AT THE TIME EXECUTIVE SIGNS THIS FINAL RELEASE, HAVE KNOWLEDGE OF THOSE FACTS OR OMISSIONS.

4.             In exchange for Executive’s execution of this Agreement and the Company’s receipt of the release set forth in Paragraph 3 hereof, the Company agrees to and hereby does release and discharge Executive and all of Executive’s predecessors, successors and assigns (“Executive’s Related Parties”), from any and all claims, causes of action, damages, demands and recoveries of any kind, whether known or unknown, which the Company, either individually or in any representative capacity, has, ever has had, or ever in the future may have and which are based on acts or omissions occurring up to and including the date of this Agreement, including, without limitation, any and all claims, causes of action, damages, demands and recoveries arising out of or relating to Executive’s employment with the Company and the termination thereof and/or retirement therefrom. The Company does not waive claims that may arise after the date this Agreement is executed or any claims arising out of or relating to Executive’s gross negligence, fraud or willful misconduct.

5.             Executive agrees not to challenge the enforceability of any provision of this Final Release in any court of competent jurisdiction or arbitration, except as to validity under the ADEA. Executive covenants that Executive will not file, nor will Executive voluntarily participate or assist in the prosecution of any legal proceedings against the Company or any Hanger Related Party. Nothing in this Final Release shall prevent Executive’s participation in any legal proceedings against the Company or any Hanger Related Party in compliance with a summons that requires such participation, or Executive’s initiation of or participation in administrative proceedings or investigations of the Equal Employment Opportunity Commission; provided, however, that this Final Release shall prevent Executive from receiving any monetary or financial damages or recoveries from the Company or any Hanger Related Party or reinstatement with the Company in connection with any such proceedings or investigations. Executive represents that Executive has not filed or asserted any claims whatsoever against the Company or any Hanger Related Party. Executive further represents that Executive is not aware of any conduct by the Company or any Hanger Related Party that may violate any federal, state or local law, rule or regulation.

6.             Executive agrees that Executive has been paid all amounts owed to Executive under the Fair Labor Standards Act (“FLSA”) and that none of Executive’s rights under the FLSA have been violated. Executive agrees that he has not sustained a workplace injury in the two (2) year period prior to the Retirement Date.

7.             Executive acknowledges that the consideration provided pursuant to this Final Release is more than was provided to Executive pursuant to the Employment Agreement and the Agreement or is otherwise legally required to be provided and that such consideration is adequate consideration for the agreements and covenants contained herein.

8.             It is understood and agreed by the parties that this is a release from any and all claims covered by this Final Release and that the furnishing of the consideration shall not be deemed or construed as an admission of liability or responsibility at any time for any purpose.

9.             Executive understands and agrees that, in return for a portion of the consideration set forth in this Final Release, Executive shall not be eligible for future employment with the Company and that, should Executive apply for employment with the Company, the Company shall have no obligation to consider Executive for any position.

10.           Executive acknowledges that Executive was offered the opportunity to consider this Final Release for a period of at least twenty-one (21) days from the time Executive received it on December 11, 2012, and is hereby advised to review it with an attorney of Executive’s choice.

11.           This Final Release does not become effective until seven (7) days after the date Executive signs this Final Release and provides the Company with an original thereof. Executive can revoke the Final Release at any time during that seven-day period.

12.           Executive hereby ratifies and confirms the Agreement, the provisions of the Employment Agreement not terminated as of the Effective Date (as defined in the Agreement) as described in Section 1 of the Agreement, and all obligations and agreements of Executive thereunder, including, without limitation, Paragraph 13 of the Agreement and Sections 8 and 9 of the Employment Agreement, all of which remain binding on their terms as independent obligations and agreements of Executive as if incorporated herein verbatim and none of which are superseded, abrogated or otherwise modified by this Final Release. Executive further represents and warrants that Executive has not taken, has not made copies of and is not in possession of any Confidential Information or trade secret information, whether in written, electronic or other form.

13.           The parties agree and acknowledge that money damages may not be an adequate remedy for any breach of this Final Release. Therefore, in the event of a breach by Executive, the Company, or its successors or assigns, may, in addition to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions of this Final Release.

14.           Executive represents that Executive has read this Final Release in its entirety and that Executive has had the opportunity to consult with legal counsel prior to signing this Final Release, and that Executive is fully aware of its contents and of its legal effect.  Executive signs this Final Release of Executive’s own free will and act, without any legal reservations, duress, coercion or undue influence, and it is Executive’s intention that Executive be legally bound hereby.

15.           The parties agree that this Final Release shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to its conflicts of laws principles.

16.           This Final Release, in conjunction with the Agreement and the Employment Agreement (as modified hereby and by the Agreement), incorporates the entire understanding among the parties with respect to the subject matter hereof.  In reaching the agreements in this Final Release, neither party has relied upon any representation or promise, oral or written, except those set forth herein or in the Agreement. This Final Release has been duly authorized by the parties, and duly executed on behalf of each party by the duly authorized officers or principals and in the manner required by all laws and regulations applicable to each such entity.

17.           This Final Release may be executed in one or more counterparts, and by the parties in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The parties further agree that facsimile signatures or signatures scanned into .pdf (or similar) format and sent by e-mail shall be deemed original signatures.

18.           This Final Release shall be binding upon and inure solely to the benefit of each party identified herein, and nothing in this Final Release, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Final Release.  The Company and the individual signing this Final Release on its behalf warrant and agree that the undersigned individual has the power, right and authority to sign this Final Release on behalf of the Company and to bind the Company with his signature.  The Company may assign this Final Release to any successors (whether direct or indirect, by purchase, merger, consolidation or otherwise) to the business and/or assets of the Company.

19.           In the event any provision of this Final Release shall be held invalid or unenforceable, it shall be deemed modified, only to the extent necessary to make it lawful.  To effect such modification, the said provision shall be deemed deleted, added to and/or rewritten, whichever shall most fully preserve the intentions of the parties as originally expressed herein.

(The next page is the signature page.)

IN WITNESS WHEREOF, the parties have duly executed this Final Release as of the date first written above.

HANGER PROSTHETICS & ORTHOTICS, INC.

By:
Thomas E. Hartman
Vice President and General Counsel

EXECUTIVE:	Witness:

Thomas F. Kirk	George E. McHenry
Individually